Exhibit 99.2
Third Quarter 2011 Supplemental Financial Report Established. Focused. Trusted.

Index to Supplemental Information

Company Information First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and industrial properties in the greater Washington, D.C. region. The Company's focus is acquiring properties that can benefit from its intensive property management and seeking to reposition these properties to increase their profitability and value. Matters other than historical facts set forth within this Quarterly Supplemental Financial Report are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, the financial condition of tenants, the uncertainties of acquisition activity, the cost and availability of financing, the effects of general and local economic and market conditions, regulatory changes and other risks and uncertainties detailed in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Note that certain figures are rounded to the nearest thousands throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

(unaudited, amounts in thousands, except per share data) (1)See page 5 for a reconciliation of the Company's FFO to Core FFO. (2)Gross asset value calculation as defined in the company's unsecured revolving credit facility agreement. (3)As of September 30, 2011, the Company had fixed LIBOR at a weighted averaged rate of 1.772% on $200.0 million of its variable rate debt though six interest rate swap agreements. (4)Acquisition costs were omitted due to their variability, which impacted the comparability of period over period results. (5)Excludes lease-up properties: Redland Corporate Center-Bldg 2 and Atlantic Corporate Park. Highlights

Financial Results (unaudited, amounts in thousands) (percentages are representative of total revenues) (1)The Company recovered approximately 65% of these costs. (2)For the three months ended September 30, 2010, the Company recorded a reduction of bad debt expense of $527 thousand related to straight-line rent reserves previously recorded as a result of uncertainty associated with a tenant renewal. (3)Represents the operating results of Aquia Commerce Center I & II, Gateway West, and Old Courthouse Square. Aquia Commerce Center I & II and Gateway West were both sold in the second quarter of 2011 and Old Courthouse Square was sold in the first quarter of 2011.

Financial Measures (unaudited, amounts in thousands, except per share data) (1)Includes the Company's straight-line recording of the following; rents, uncollectable amounts, rent abatements and lease incentives. (2)Most non-real estate depreciation is classified in general and administrative expense. (3)For the three months ended September 30 and June 30, 2011, the Company recorded tenant improvement costs of $1.7 million and $6.3 million, respectively, related to a specific tenant at Indian Creek Court. (4)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

Net Operating Income (NOI) Same-Property Analysis (unaudited, amounts in thousands) (1) Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: RiversPark I and II, Three Flint Hill, Battlefield Corporate Center, Redland Corporate Center, Atlantic Corporate Park, 1211 Connecticut Ave, NW, 440 First Street, NW, 7458 Candlewood Road, 1750 H Street, NW, Aviation Business Park, Cedar Hill I & III, Merrill Lynch, 840 First Street, NE, One Fair Oaks, Greenbrier Towers I & II, 1005 First Street, NE, Davis Drive and Sterling Park - Building 7. (2) The Company acquired 500 First Street, NW on June 30, 2010. The property was the Company's first acquisition in its Washington, D.C. region and is only included above in the quarter over quarter comparison as it was not owned by the Company for the entirety of the nine months ended September 30, 2010. (3) Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Consolidated Balance Sheet (unaudited, amounts in thousands, except per share data)

Total Market Capitalization and Selected Ratios (unaudited, amounts in thousands) MARKET CAPITALIZATION (1)As of September 30, 2011, the Company had fixed LIBOR on $200.0 million of its variable rate debt though six interest rate swap agreements, of which five interest rate swap agreements that fixed LIBOR on $150.0 million of variable rate debt were entered into in the third quarter of 2011. (2)Acquisition costs were omitted due to their variability, which impacted the comparability of period over period results. (3)Fixed charges include interest expense, debt principal amortization (excluding mortgage payoffs) and accumulated quarterly dividends on the Company's preferred shares.

Outstanding Debt (unaudited, amounts in thousands)

# Outstanding Debt - Continued

FIRST POTOMAC REALTY TRUST

(unaudited, amounts in thousands)

| | Effective Interest Rate | Balance at September 30, 2011 | Annualized Debt Service | Maturity Date | Balance at Maturity |
|---|---|---|---|---|---|
| **Total Fixed Rate Debt** | 6.04%(3) | $ 525,446 | $ 37,258 | | $ 494,204 |
| **Variable Rate Debt** | | | | | |
| Secured Term Loan I(4) | | | | | |
| Loan B | LIBOR + 3.50% | 10,000 | 374 | 1/15/2012 | 10,000 |
| Loan C | LIBOR + 3.50% | 10,000 | 374 | 1/15/2013 | 10,000 |
| Loan D | LIBOR + 3.50% | 10,000 | 374 | 1/15/2014 | 10,000 |
| Unsecured Revolving Credit Facility(5)(6) | LIBOR + 2.50% | 142,000 | 3,891 | 1/15/2015 | 142,000 |
| Unsecured Term Loan | | | | | |
| Tranche A | LIBOR + 2.15% | 60,000 | 1,434 | 7/18/2016 | 60,000 |
| Tranche B | LIBOR + 2.25% | 60,000 | 1,494 | 7/18/2017 | 60,000 |
| Tranche C | LIBOR + 2.30% | 55,000 | 1,397 | 7/18/2018 | 55,000 |
| **Total Variable Rate Debt** | 2.69%(3) | $ 347,000 | $ 9,338 | | $ 347,000 |
| **Total at September 30, 2011** | **5.06%(3)(7)** | **$ 872,446** | **$ 46,596** (8) | | **$ 841,204** |

(1) The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties. The fair value impacts at September 30, 2011 and the contractual interest rates are:

| **Property** | **Fair Value Impact** | **Contractual Interest Rate** |
|---|---|---|
| Campus at Metro Park | $ 146 | 7.11% |
| One Fair Oaks | 306 | 6.31% |
| 1434 Crossways Boulevard Building II | 167 | 7.05% |
| Prosperity Business Center | 16 | 6.25% |
| 1434 Crossways Boulevard Building I | 160 | 6.25% |
| Linden Business Center | 58 | 6.01% |
| Owings Mills Business Center | 12 | 5.85% |
| Annapolis Commerce Park East | (105) | 5.74% |
| Hanover Business Center Building D | 22 | 8.88% |
| Hanover Business Center Building C | 33 | 7.88% |
| Chesterfield Business Center Bldgs C, D, G and H | 50 | 8.50% |
| Chesterfield Business Center Bldgs A, B, E and F | 79 | 7.45% |
| Gateway Centre Building I | 34 | 7.35% |
| Airpark Business Center | 43 | 7.45% |
| 7458 Candlewood Road - Note 1 | (224) | 4.67% |
| 7458 Candlewood Road - Note 2 | 234 | 6.57% |
| Cedar Hill | 70 | 6.00% |
| Merrill Lynch Building | (74) | 6.00% |
| 840 First Street, NE | (606) | 5.18% |
| **Total fair value increases, net** | $ 421 | |

(2) The maturity date on these loans represents the anticipated repayment date of the loans, after which the interest rates on the loans increase.

(3) Represents the weighted average interest rate.

(4) Interest on the loan increases by 100 basis points each year on January 1st, to a maximum of 550 basis points.

(5) The unsecured revolving credit facility matures in January 2014 with a one-year extension at the Company's option, which it intends to exercise.

(6) As of September 30, 2011, the borrowing base for the Company's unsecured revolving credit facility included the following properties: 13129 Airpark Road, Virginia Center, Airpark Place, Flint Hill, Davis Drive, 440 1st Street, Crossways II, Reston Business Campus, Cavalier Industrial Park, Gateway Centre (Building II), Enterprise Parkway, Diamond Hill Distribution Center, Linden Business Center (Building I), 1000 Lucas Way, River's Bend Center, Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Annandale Commerce Center, River's Bend Center II, Park Central, Hanover AB, Herndon Corporate Center, 6900 English Muffin Way, 4451 Georgia Pacific, 20270 Goldenrod Lane, Patrick Center, West Park, Woodlands Business Center, 15 Worman's Mill Court, Girard Business Center, Girard Place, Owings Mills Commerce Center, Tech Court, Triangle Business Center, Ashburn Center, Enterprise Center, Interstate Plaza, 1211 Connecticut Ave, NW, Atlantic Corporate Park, Indian Creek, Greenbrier Towers, 403 & 405 Glenn Drive, 4612 Navistar Drive, Redland Corporate Center, Norfolk Commerce Park and Windsor at Battlefield.

(7) As of September 30, 2011, the Company had fixed LIBOR on $200.0 million of its variable rate debt though six interest rate swap agreements, of which five interest rate swap agreements that fixed LIBOR on $150.0 million of variable rate debt were entered into in the third quarter of 2011.

(8) During the third quarter of 2011, the Company paid approximately $1.9 million in principal payments on its mortgage debt, which excludes $19.7 million related to two mortgage loans that were both paid in full in July 2011.

Quarterly Supplemental Disclosure – September 30, 2011 10

Debt Maturity Schedule (unaudited, amounts in thousands) (1)At September 30, 2011, the Company had fixed LIBOR on $200.0 million of its variable rate debt. (2)The borrowing base for the Exchangeable Notes, Unsecured Revolving Credit Facility, Senior Unsecured Notes and Unsecured Term Loan also supports Unsecured Term Loans of $60.0 million maturing in 2017 and $55.0 million maturing in 2018. (3)Secured Term Loan I is mezzanine debt. Total supported indebtedness includes underlying first mortgage financing that matures from 2012 through 2021. The term loan is comprised of three $10 million notes with staggered yearly maturities, with the next maturity in January 2012.

Debt Covenants (unaudited, amounts in thousands) (1)Covenant does not apply to Secured Term Loan covenants. (2)Covenant does not apply to Senior Notes covenants.

Portfolio Summary (unaudited) (1)Includes square footage from consolidated joint ventures.

Acquisitions and Dispositions (1)For properties acquired through joint ventures, initial investment reflects the Company's ownership in the properties. (2)Represents pro rata share of square feet in joint ventures. (3)See page 15 for details. (4)As of October 28, 2011. (unaudited, amounts in thousands)

Acquisition Details (1)As of October 28, 2011. (2)Future development joint venture. Current occupancy includes seller lease-back. (3)Development joint venture. (unaudited, $ amounts in thousands)

Land and Properties Available for Development and Redevelopment (1)Redevelopment of existing structures. (2)The Company's regional management office and the building's conference center space were place in service at September 30, 2011. Contractual rents do not currently exist for these spaces. (unaudited, $ amounts in thousands)

Net Asset Value Analysis (unaudited, amounts in thousands) (1)Management fee adjustment, which equates to 4% of cash basis revenue, is used in lieu of an administrative overhead allocation for comparative purposes. (2)Lease-up properties include Redland Corporate Center-Bldg 2 and Atlantic Corporate Park.

Investment in Joint Ventures (unaudited, $ amounts in thousands) (1)The company exercised its option to renew the mortgage one year. The mortgage has one one-year renewal option remaining. Borrowings on the loan bear interest at LIBOR plus 250 basis points. (2)Reflects the operating results of the property, not FPO's economic interest in the property.

Leasing and Occupancy Summary (unaudited) (1)Does not include space in development or redevelopment. (2)Does not include vacant and core factor space. (3)Triple-net equivalent at September 30, 2011. (4)Includes leased spaces that are not yet occupied. (5)Does not include 22 leases on property amenities, such as garage, antenna and land.

Top Thirty Tenants (unaudited) (1)Triple-net equivalent at September 30, 2011. (2)Reflects annualized rent from seller lease-back of building and land.

Portfolio Analysis (unaudited) (1)Does not include space under redevelopment or completed construction yet to be placed into service. (2)Triple-net equivalent at September 30, 2011; includes leased spaces that are not yet occupied. (3)Includes Atlantic Corporate Park and Redland Corporate Center-Bldg 2.

Market Concentration (unaudited) (1)Triple-net equivalent at September 30, 2011.

Leasing Analysis (unaudited) (1)Includes 390,044 square feet of leases and associated costs for leases signed in the third quarter of 2011 for subsequent periods. Of the total, 125,461 square feet will commence in Q4 2011 and 264,583 square feet will commence in Q1 2012. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or acquired vacancy. (4)Includes first and second generation TI costs. Second generation capital costs for all new leases in the quarter averaged $11.93 per square foot.

Lease Expirations (unaudited) (1)Triple-net equivalent at September 30, 2011. (2)Per square foot rents do not include Greyhound Lines, Inc seller lease back at 1005 First Street, NE.

Lease Expirations - Current and Next Four Quarters (unaudited) (1)Triple-net equivalent at September 30, 2011. (2)The Company classifies leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 53,039 square feet of leases that expired on September 30, 2011, 2,020 square feet were renewed, 47,158 square feet were moved out and 3,861 square feet were held over.

Portfolio by Size (unaudited) (1)Triple-net equivalent at September 30, 2011. (2)Per square foot rents do not include Greyhound Lines, Inc seller lease-back at 1005 First Street, NE.

Washington, DC

Washington, DC Region (unaudited) (1)CBD = Central Business District; NoMa = North of Massachusetts Avenue (2)Triple-net equivalent at September 30, 2011. (3)Does not include space in development or redevelopment. (4)For details see page 18. (5)For details see page 16.

Washington, DC - Lease Expirations (unaudited) (1)Triple-net equivalent at September 30, 2011. (2)Per square foot rents do not include Greyhound Lines, Inc seller lease-back at 1005 First Street, NE.

Maryland Region

Maryland Region (unaudited) (1)Triple-net equivalent at September 30, 2011. (2)Does not include space in development or redevelopment. (3)Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court. (4)Girard Business Park consists of the following properties: Girard Business Center and Girard Place. (5)Frederick Industrial Park consists of the following properties: 4451 Georgia Pacific Boulevard, 4612 Navistar Drive and 6900 English Muffin Way. (6)Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center. (7)For details see page 18.

Maryland Region - Lease Expirations (unaudited) (1)Triple-net equivalent at September 30, 2011.

Northern Virginia Region

Northern Virginia Region (unaudited) (1)Triple-net equivalent at September 30, 2011. (2)Does not include space in development or redevelopment. (3)Sterling Park Business Center consists of the following properties: 403/405 Glenn Drive and Sterling Park Business Center. (4) Flint Hill redevelopment was substantially completed on September 30, 2011 but only the management office and conference center were placed in service. (5)Lafayette Business Park consists of the following properties: Enterprise Center and Tech Court. (6)Reflects the partial redevelopment of in-service buildings. For details see page 16.

Northern Virginia - Lease Expirations (unaudited) (1)Triple-net equivalent at September 30, 2011.

Southern Virginia

FIRST POTOMAC REALTY TRUST

# Southern Virginia

(unaudited)

| Property | Buildings | Location | Square Feet | Annualized Cash Basis Rent[1] | Leased at September 30, 2011[2] | Occupied at September 30, 2011[2] |
|---|---|---|---|---|---|---|
| **RICHMOND** | | | | | | |
| ***Business Park*** | | | | | | |
| Chesterfield Business Center[3] | 11 | Richmond | 320,412 | $ 1,741,917 | 81.9% | 81.9% |
| Hanover Business Center | 4 | Ashland | 183,587 | 698,597 | 64.2% | 64.2% |
| Park Central | 3 | Richmond | 204,762 | 2,140,484 | 87.7% | 87.7% |
| Virginia Center | 1 | Glen Allen | 118,145 | 1,949,934 | 85.2% | 85.2% |
| *Total Business Park* | 19 | | 826,906 | 6,530,932 | 79.9% | 79.9% |
| ***Industrial*** | | | | | | |
| Northridge I, II | 2 | Ashland | 140,185 | 881,886 | 100.0% | 100.0% |
| River's Bend Center[4] | 6 | Chester | 795,080 | 4,430,912 | 94.2% | 94.2% |
| *Total Industrial* | 8 | | 935,265 | 5,312,798 | 95.1% | 95.1% |
| Total Richmond | 27 | | 1,762,171 | 11,843,730 | 87.9% | 87.9% |
| **NORFOLK** | | | | | | |
| ***Business Park*** | | | | | | |
| Crossways Commerce Center[5] | 9 | Chesapeake | 1,087,250 | 10,664,385 | 92.2% | 82.5% |
| Greenbrier Business Center[6] | 4 | Chesapeake | 411,657 | 4,170,437 | 80.9% | 79.3% |
| 1000 Lucas Way | 2 | Hampton | 182,323 | 1,401,479 | 96.3% | 96.3% |
| Enterprise Parkway | 1 | Hampton | 363,892 | 1,804,103 | 60.1% | 60.1% |
| Norfolk Commerce Park[7] | 3 | Norfolk | 261,989 | 2,307,839 | 69.3% | 64.9% |
| *Total Business Park* | 19 | | 2,307,111 | 20,348,243 | 82.8% | 77.5% |
| ***Office*** | | | | | | |
| Battlefield Corporate Center | 1 | Chesapeake | 96,720 | 749,580 | 100.0% | 100.0% |
| Greenbrier Towers | 2 | Chesapeake | 171,894 | 1,882,084 | 88.4% | 85.5% |
| *Total Office* | 3 | | 268,614 | 2,631,664 | 92.6% | 90.7% |
| ***Industrial*** | | | | | | |
| 1400 Cavalier Boulevard | 4 | Chesapeake | 394,308 | 1,560,775 | 88.6% | 88.6% |
| Diamond Hill Distribution Center | 4 | Chesapeake | 712,683 | 2,952,505 | 88.5% | 81.2% |
| *Total Industrial* | 8 | | 1,106,991 | 4,513,280 | 88.5% | 83.8% |
| Total Norfolk | 30 | | 3,682,716 | 27,493,187 | 85.3% | 80.4% |
| **Total Consolidated** | **57** | | **5,444,887** | **39,336,917** | **86.1%** | **82.8%** |
| Total Redevelopment[8] | - | | 38,998 | - | | |
| **Grand Total** | **57** | | **5,483,885** | **$ 39,336,917** | **86.1%** | **82.8%** |

[1] Triple-net equivalent at September 30, 2011.
[2] Does not include space in development or redevelopment.
[3] Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen.
[4] River's Bend Center consists of the following properties: River's Bend Center and River's Bend Center II.
[5] Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way.
[6] Greenbrier Business Center consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
[7] Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II.
[8] Reflects the partial redevelopment of an in-service building. For details see page 16.

Quarterly Supplemental Disclosure – September 30, 2011 37

Southern Virginia - Lease Expirations (unaudited) (1)Triple-net equivalent at September 30, 2011.

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. The Company believes FFO, NOI, EBITDA and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non- property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. SAME-PROPERTY NOI The Company defines same-property NOI as NOI for the Company's properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company's same-property NOI may not be comparable to other REITs. EBITDA Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt. FFO Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. CORE FFO Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, acquisition costs, and impairments to real estate assets. AFFO Management believes that AFFO is a useful measure of the Company's liquidity. The Company computes AFFO by adding to Core FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company's ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company's AFFO may not be comparable to other REITs. Management Statements on Non-GAAP Supplemental Measures